Exhibit 99.2

APPLIED MOLECULAR EVOLUTION, INC.

SPECIAL MEETING OF STOCKHOLDERS

February 11, 2004

10:00 a.m., local time

Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, California 92121

------------------------------------------------------------------------------------------------------------------------------------------------

Applied Molecular Evolution, Inc. 3520 Dunhill Street San Diego, California 92121	proxy

     This proxy is solicited on behalf of the Board of Directors for use at the Special Meeting on February 11, 2004.

     The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

     If no choice is specified, the proxies will have authority to vote “FOR” Proposal 1.

     WILLIAM D. HUSE and LAWRENCE E. BLOCH, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of Applied Molecular Evolution, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Applied Molecular Evolution, Inc. to be held at 3520 Dunhill Street, San Diego, California 92121, at 10:00 a.m., local time, on February 11, 2004, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     Shares represented by this proxy will be voted as directed by the stockholder. If no directions are indicated, the proxies will have authority to vote “FOR” Proposal 1. If any other matters properly come before the Special Meeting or any postponement or adjournment thereof, the persons named in this proxy will vote in their discretion.

See reverse for voting instructions.

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 10, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/amev/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 10, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Applied Molecular Evolution, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
↓    Please detach here    ↓

The Board of Directors Recommends a Vote “FOR” Proposal 1.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of November 21, 2003, by and among Eli Lilly and Company, Genesis Merger Sub, Inc. and Applied Molecular Evolution, Inc.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.
Date

Address Change? Mark Box☐ Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

___